UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2018

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 250 City of Industry, CA		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	626-964-5788

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures contained under the heading in Item 5.02 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Marina Biotech, Inc. (the “Company”) has entered into an employment agreement with R. Eric Teague (the “Employment Agreement”) pursuant to which Mr. Teague shall serve as the Chief Financial Officer of the Company beginning on September 24, 2018 (the “Commencement Date”). In connection with the appointment of Mr. Teague as Chief Financial Officer, Amit Shah, Chief Financial Officer of the Company since October 2017, resigned from such position, effective September 24, 2018.

Mr. Teague, age 48, is an international finance and business executive who has amassed his knowledge over 20 years in the public accounting, technology, private equity, manufacturing, and real estate industries, including c-suite leadership and finance roles. He has successfully built and sold several companies. Mr. Teague served as the CFO and Board Member of ARCA Technologies, LLC from 2014 until March 2018. Prior to ARCA, Mr. Teague served as a consultant and managing partner for the Raleigh office of TechCXO. Mr. Teague co-founded Wavelength and served as the CEO for over 6 years until it was acquired by Pavlov Media in 2010. After the acquisition, Mr. Teague served as Chief Business Development Officer and Executive Vice President for Pavlov Media until 2011. Prior to that, Mr. Teague founded TeagueRossCapital, LLC, an NC based private equity firm specializing in turnarounds, workouts, and distressed asset investments. Mr. Teague initially built his career in SEC consulting, cross-border M&A, and audit roles of increasing responsibility with PricewaterhouseCoopers, where he was a member of the Global Capital Markets Practice, the Transaction Services Structuring Practice, and the Business Assurance Practice. Mr. Teague earned a Master in Business Administration degree from the University of North Carolina at Chapel Hill and a B.A. in Accounting from North Carolina State University.

Mr. Teague has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Teague had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Teague’s base salary under the Employment Agreement, which provides for a three year term, is initially $285,000 per year, subject to review and adjustment by the Company from time to time.

Starting in 2019, Mr. Teague shall be eligible for an annual discretionary cash bonus with a target of 35% of his base salary, subject to his achievement of any applicable performance targets and goals. If the Company determines that is has achieved the 2018 Revenue Target (as described below), then the Company shall pay to Mr. Teague an amount equal to $21,000 in 2019 within 30 days of the Company’s public reporting of its 2018 final results. If the Company determines that it has achieved the 2018 Stock Price Target (as described below), then the Company shall pay to Mr. Teague an amount equal to $21,000 in 2019.

Pursuant to the Employment Agreement, the Company granted to Mr. Teague options to purchase up to 450,000 shares of the common stock of the Company, which options shall vest as follows: (i) options to purchase up to 100,000 shares of common stock shall vest on the grant date of the options; (ii) options to purchase up to 100,000 shares of common stock (for an aggregate of 300,000 shares of common stock) shall vest on each of the first, second and third anniversary of the grant date; (iii) options to purchase up to 25,000 shares of common stock shall vest on the date that the Company determines that the “2018 Revenue Target” (as described below) is achieved; and (iv) options to purchase up to 25,000 shares of common stock shall vest on the date that the Company determines that the “2018 Stock Price Target” (as described below) is achieved.

The 2018 Revenue Target requires that the Company’s gross revenue (i.e., the total amount of sales recognized by Company from June 18, 2018 through December 31, 2018 (such period, the “Prorated 2018 Fiscal Year”), less the sum of any returns, rebates, chargebacks and distribution discounts) for the Prorated 2018 Fiscal Year equals or exceeds $1.2 million, as determined by the Company’s auditors. The 2018 Stock Price Target requires that the daily volume weighted average price of the Company’s common stock is not less than $2.00 per share for a 60 consecutive day period beginning on any day within the Prorated 2018 Fiscal Year.

Mr. Teague is eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to other senior executives of the Company.

In the event that Mr. Moscato’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) or by Mr. Teague with “Good Reason” (as defined in the Employment Agreement), subject to Mr. Teague entering into and not revoking a separation agreement in a form acceptable to the Company, Mr. Teague will be eligible to receive:

●	accrued benefits under the Employment Agreement through the termination date, including base salary and unreimbursed business expenses;

●	severance payments equal to his then-current base salary for the Severance Period (i.e., a period equal to (i) twelve (12) months or (ii) in the event the Company terminates Mr. Teague employment for any reason other than Cause within six (6) months following a Change of Control (as defined in the Employment Agreement), eighteen (18) months);

●	vesting of all options granted to Mr. Teague under the Employment Agreement that would have vested during the Severance Period had he remained employed with the Company through the end of the Severance Period; and

●	if Mr. Teague timely elects and remains eligible for continued coverage under COBRA, the COBRA premiums necessary to continue the health insurance coverage in effect for Mr. Teague and his covered dependents prior to the date of termination, until the end of the Severance Period.

In the event that Mr. Teague’s employment is terminated for any reason other than by the Company without “Cause” or by Mr. Teague with “Good Reason”, Mr. Teague (or his estate, if applicable) will be entitled to receive accrued benefits under the Employment Agreement through the termination date, including base salary and unreimbursed business expenses.

Subject to any termination, Mr. Teague will be subject to a confidentiality covenant, a 12-month non-competition covenant and a 24-month non-solicitation covenant.

The foregoing summary of the material terms of Mr. Teague’s employment agreement is qualified in its entirety by reference to the complete text of the employment agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01. Other Matters.

On September 24, 2018, the Company issued a press release regarding the matters described in Item 5.02 above, which press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 24, 2018, by and between Marina Biotech, Inc. and R. Eric Teague.

99.1	Press release of Marina Biotech, Inc. dated as of September 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINA BIOTECH, INC.

September 24, 2018	By:	/s/ Robert C. Moscato, Jr.
	Name:	Robert C. Moscato, Jr.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of September 24, 2018, by and between Marina Biotech, Inc. and R. Eric Teague.

99.1	Press release of Marina Biotech, Inc. dated September 24, 2018.